Exhibit 23.3



                     Consent of Independent Accountants



     We  hereby   consent  to  the   incorporation   by  reference  in  the
Registration Statement on Form S-3 dated April 8, 1998 of ICN Pharmaceuticals, Inc. of our report dated February 13, 1998, relating to the special-purpose financial statement of F. Hoffmann-La Roche Ltd, Hoffmann-La Roche Inc., and Roche Products Inc., which appears in the Current Report on Form 8-K/A of ICN Pharmaceuticals, Inc. dated December 8, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
------------------------

PRICE WATERHOUSE LLP
Morristown, New Jersey
April 8, 1998